Exhibit 8.1

[●], 2025

Shutterstock, Inc.

350 Fifth Avenue, 20th Floor

New York, NY 10118

Ladies and Gentlemen:

We have acted as United States federal income tax counsel to Shutterstock, Inc., a Delaware corporation (“Shutterstock”), in connection with the transactions contemplated by the Agreement and Plan of Merger, dated January 6, 2025 (the “Merger Agreement”), by and among Shutterstock, Grammy HoldCo, Inc., a Delaware corporation and a direct wholly owned subsidiary of Shutterstock (“HoldCo”), Grammy Merger Sub One, Inc., a Delaware corporation and a direct wholly owned subsidiary of HoldCo (“Merger Sub 1”), Getty Images Holdings, Inc., a Delaware corporation (“Getty Images”), Grammy Merger Sub 2, Inc., a Delaware corporation and wholly owned subsidiary of Getty Images (“Merger Sub 2”), and Grammy Merger Sub 3, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Getty Images (“Merger Sub 3”), pursuant to which, among other things and upon the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub 1 will be merged with and into Shutterstock with Shutterstock surviving as a wholly owned subsidiary of HoldCo, immediately followed by a conversion of Shutterstock into a Delaware limited liability company; and (ii) Merger Sub 2 will be merged with and into HoldCo (the “Second Merger”), with HoldCo surviving the Second Merger as a wholly owned subsidiary of Getty Images, immediately followed by a merger of HoldCo with and into Merger Sub 3, with Merger Sub 3 surviving such merger as a wholly owned subsidiary of Getty Images (the “Third Merger”, and, together with the Second Merger, the “Mergers”). Reference is made to the Registration Statement on Form S-4 of Getty Images (Registration No. [●]), including the information statement and proxy statement/prospectus forming a part thereof (as amended or supplemented through the date hereof, the “Registration Statement”), relating to the Merger Agreement. Capitalized terms used but not defined herein have the meaning given to such terms in the Registration Statement.

In rendering this opinion, we have relied upon the statements and representations made in the certificates dated as of the date hereof from an officer of Shutterstock, Getty Images, HoldCo, Merger Sub 1, Merger Sub 2 or Merger Sub 3, as applicable (collectively, the “Officer’s Certificates”) and the truthfulness, correctness, and completeness of such statements and representations. This opinion may not be relied upon if any of the statements and representations set forth in the Officer’s Certificates are not true, correct, and complete in all material respects.

In rendering this opinion, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Registration Statement and such other agreements and documents as we have deemed necessary or appropriate and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification or investigation, (i) the authenticity and accuracy of all documents reviewed by us (including the conformity to original documents of all documents submitted to us as email, fax or photostatic copies and the authenticity of such original documents); (ii) that the signatures on all documents examined by us are genuine and have been duly authorized, and such documents reflect all material terms of the agreement between the parties to such documents; (iii) that the parties to such documents have complied and will comply with the terms thereof, and that such documents are enforceable in accordance with their respective terms; (iv) that such documents have been duly authorized by, have been duly executed and delivered by, and constitute (to the extent containing contractual or other obligations) legal, valid, binding and enforceable obligations of, all parties to such documents; (v) that all of the parties to such documents are duly organized, validly existing, and have power and authority (corporate, partnership, or other) to execute, deliver, and perform the obligations in such documents; (vi) that the transactions provided for by each document were and will be carried out in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion was, or will be, waived by any party); (vii) the statements and representations concerning the Mergers and the parties thereto set forth in the Merger Agreement and the Registration Statement are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time; (viii) that any statements and representations made in the Officer’s Certificates that are qualified by knowledge, belief, or otherwise are true, complete and correct without such qualification as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time; (ix) in the case of any statement or representation in this opinion, in such documents or in the Officer’s Certificates relating to the absence of any plan, intention, understanding or agreement, that there was in fact no such plan, intention, understanding or agreement; (x) in the case of any statement or representation in this opinion, in such documents or in the Officer’s Certificates relating to the existence of any plan, intention, understanding or agreement, that such plan, intention, understanding or agreement, as the case may be, will in fact be executed; (xi) that the Merger Agreement has been and will be effected and documented in a manner that complies with all applicable legal and regulatory requirements; (xii) each of the Mergers will qualify as a statutory merger under the DGCL; and (xiii) that Shutterstock, Getty Images, HoldCo, Merger Sub 1, Merger Sub 2 and Merger Sub 3 have or will timely report the Mergers for U.S. federal income tax purposes in a manner consistent with the conclusions set forth in this opinion, unless otherwise required pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

In rendering our opinion we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true. If any of the above described assumptions or any of the other assumptions set forth in this opinion are untrue for any reason, or if the Mergers is consummated in a manner that is different from the manner described in the Merger Agreement and the Registration Statement, in this opinion, or in the Officer’s Certificate, our opinion as expressed below may be adversely affected.

We have not considered and we render no opinion on any aspect of law other than as expressly set forth below.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the Registration Statement and is not to be relied upon for any other purpose. This opinion letter is rendered in accordance with the requirements of Item 601(b)(8) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein.

The opinion set forth below is based upon the Code, the U.S. Treasury Regulations promulgated thereunder, administrative rulings, judicial decisions, and other applicable authorities, all as available and in effect on the date hereof. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and any such change could apply retroactively. There can be no assurance that positions contrary to those stated in our opinion will not be asserted by the Internal Revenue Service (the “IRS”) and (as is customary in transactions of this type) no rulings will be obtained from the IRS regarding the U.S. federal income tax consequences of the Merger Agreement or otherwise in connection with the transactions effected pursuant to the Merger Agreement (or any other documents or agreements executed in connection with the transactions contemplated thereunder). This opinion is being delivered prior to the consummation of the Mergers, and therefore is prospective and dependent on future events. The opinion expressed below is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations contained herein and in the section in the Registration Statement under the heading “U.S. Federal Income Tax Considerations,” it is our opinion that the Second Merger and the Third Merger, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

The opinion expressed above is limited to questions arising under the federal laws of the United States. We do not express any opinion as to the laws of any other jurisdiction or on any issue relating to the tax consequences of the transactions contemplated by the Merger Agreement or the Registration Statement other than the opinion set forth above.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

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